EXHIBIT 11
                                   MEDJET INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                          Three Months Ended          Nine Months Ended
                                                            September 30,               September 30,
                                                            -------------               -------------
                                                          2000          1999          2000        1999
                                                          ----          ----          ----        ----
NET INCOME (LOSS) PER SHARE
Income (Loss) from Operations
  Applicable to Common Stock                            $ (182,364)    $ (358,293) $ (517,898)   $ (910,459)
  Weighted Average Common Shares Outstanding             3,901,431      3,901,431   3,901,431     3,891,555
                                                        ----------      ---------   ---------     ---------
Net Income (Loss) Per Share                                 $ 0.05       $ (0.09)  $   (0.13)      $ (0.23)
                                                        ==========      =========   =========     =========

NET INCOME (LOSS) PER SHARE -
ASSUMING DILUTION (See "NOTE")
Income (Loss) from Operations
  Applicable to Common Stock                            $ (182,364)    $ (358,293) $ (517,898)   $ (910,459)
                                                        ==========     ==========  ==========    ==========

Weighted Average Common Shares Outstanding               3,901,431      3,901,431   3,901,431     3,891,555
Add: (A) Assumed Conversion of Preferred Stock           1,040,000       -          1,040,000      -
     (B) Assumed Exercise of Stock Options                  15,289         66,921      58,271        77,450
     (C) Assumed Exercise of Warrants                     -                12,687                    15,455
  Weighted Average Common Shares
    Outstanding - Assuming Dilution                      4,956,720      3,981,038   4,999,702     3,984,460
                                                        ==========     ==========   =========    ==========
Net Income (Loss) Per Share - Assuming Dilution         $     0.04     $    (0.09) $    (0.10)   $    (0.23)
                                                        ==========     ==========   =========    ==========

NOTE:
The calculation for Net Income (Loss) Per Common Share - Assuming Dilution is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by Financial Accounting Standards Board No. 128 "Earnings Per Share" ("FASB 128") since the results are dilutive for the three month period ended September 30, 2000. This is applicable to the period for the three-month ended September 30, 2000. Although not required for the nine months ended September 30, 2000, and the three and nine months period in 1999.

(A) - For 2000, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                     Period Ended September 30, 2000
                                                        Three Months    Nine Months
                                                        ------------    -----------
Options assumed exercised                                  132,050       285,050
Proceeds assumed realized                                 $ 86,403      $222,243
Shares assumed reacquired:
- During three months ($86,403/$.74)                       116,761
- During nine months ($222,243/$.98)                                     226,779
Net additional shares assumed outstanding                   15,289        58,271

For 1999, the dilutive options (i.e., the average market price is greater than the exercise price), assume that options are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                     Period Ended September 30, 1999
                                                        Three Months    Nine Months
                                                        ------------    -----------
Options assumed exercised                                  207,550       247,550
Proceeds assumed realized                                 $188,443      $243,243
Shares assumed reacquired:
- During three months ($188,443/$1.34)                     140,629
- During nine months ($243,243/$1.43)                                    170,100
Net additional shares assumed outstanding                   66,921        77,450

(B) - For 2000, the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                     Period Ended September 30, 2000
                                                        Three Months    Nine Months
                                                        ------------    -----------
Warrants assumed exercised                                   -                 -
Proceeds assumed realized                                    -                 -
Shares assumed reacquired:
- During three months ($-0-/$.74)                            -
- During nine months ($-0-/$.98)
Net additional shares assumed outstanding                    -

For 1999, the dilutive warrants (i.e., the average market price is greater than the exercise price), assume that warrants are exercised and proceeds realized as indicated below. Next, using the treasury stock method with the average market price per share during each period and the total shares assumed to be reacquired as of the beginning of each period, the additional shares included as outstanding are indicated below.

                                                     Period Ended September 30, 1999
                                                        Three Months    Nine Months
                                                        ------------    -----------
Warrants assumed exercised                                  50,000        60,000
Proceeds assumed realized                                  $50,000       $63,700
Shares assumed reacquired:
- During three months ($50,000/$1.34)                       37,313
- During nine months ($63,700/$1.43)                                      44,545
Net additional shares assumed outstanding                   12,687        15,455